Exhibit 10.1

October 10, 2023

Vincent D. Kelly

c/o Spok Holdings, Inc.

5911 Kingstown Village Parkway, Suite 600

Alexandria, VA 22315

Re:	Extension of Employment Agreement Term

Dear Vince:

Reference is made to that certain Executive Employment Agreement dated as of January 3, 2019 by and between you and Spok Holdings, Inc. (the “Employment Agreement"). Capitalized terms used herein have the meanings set forth in the Employment Agreement.

This letter confirms our agreement to extend the Agreement Term of the Employment Agreement as set forth in Section 3 thereof to December 31, 2026.

For 2024, 2025 and 2026, (i) your Base Salary will be $500,000, (ii) your target Annual Bonus award level will be $400,000 and (iii) the target amount of your annual long-term Equity Incentive award will be valued at $1,000,000. All grants under the Company’s long-term incentive plans are subject to approval by the Board or Compensation Committee at the time of grant and will be granted pursuant to one or more award agreements that will control over the provisions of this letter.

You continue to agree that your compensation for 2024, 2025 and 2026, to the extent the amount of such compensation is reduced from any previously agreed upon amount, shall not constitute Good Reason for any purpose under the Employment Agreement and expressly waive your right to resign for Good Reason on account thereof.

In accordance with Section 4 of the Employment Agreement, the Board shall review the appropriateness of executive compensation and may, in its discretion, modify compensation terms.

spok.com

Except as expressly set forth herein, all of the terms of the Employment Agreement remain unchanged and in full force and effect. Thank you for your continued service with the Company.

Very truly yours,

/s/ Renee Hall
Renee Hall
Vice President Human Resources & Administration
Chief Compliance Officer

Acknowledged, agreed and accepted as of October 10, 2023:

/s/ Sharon Woods Keisling
Sharon Woods Keisling, Corporate Secretary & Treasurer

Acknowledged, agreed and accepted as of October 10, 2023:

/s/ Vincent D. Kelly
Vincent D. Kelly

spok.com